Exhibit 10.11

TIER REIT, INC.

RESTRICTED STOCK AWARD AGREEMENT

Name of the Grantee: [    ] (the “Grantee”)
No. of Shares of Restricted Stock Awarded: [    ]
Grant Effective Date: [    ], 20___

RECITALS

A.    The Grantee is [a/an] [non-employee director/officer] of TIER REIT, Inc. (the “Company”).
B.    Pursuant to the Company’s 2015 Equity Incentive Plan (as may be amended and supplemented from time to time, the “Plan”), the Company hereby grants to the Grantee the number of shares of Restricted Stock of the Company, subject to the terms and conditions set forth herein. Unless otherwise indicated, capitalized terms used herein but not defined shall have the meanings given to those terms in the Plan.
NOW, THEREFORE, the Company and the Grantee agree as follows:
1.Grant of Restricted Stock. The Company hereby grants the Grantee the number of shares of Restricted Stock of the Company specified above, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.Restrictions and Conditions. The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

(i)Subject to clause (iv) below, the period of restriction with respect to the shares of Restricted Stock granted hereunder (the “Restriction Period”) shall begin on the Grant Effective Date and lapse on the following schedule, provided that termination of the Grantee’s [employment/service as director] has not occurred prior to the applicable date restrictions lapse:

Date Restrictions Lapse	Number of Shares Becoming Vested	Cumulative Percentage Vested
[ ]	[ ] ([25]%)	[25]%
[ ]	[ ] ([25]%)	[50]%
[ ]	[ ] ([25]%)	[75]%
[ ]	[ ] ([25]%)	[100]%

Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the shares (or have such shares attached or garnished).
(ii)Except as provided in the foregoing clause (i) or in the Plan, the Grantee shall have, in respect of the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares of Restricted Stock and the right to receive dividends if, as and when paid.

(iii)Subject to clause (iv) below, upon termination of the Grantee’s [employment/service as a director], then all shares of Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(iv)Notwithstanding any other term or provision of this Agreement, upon (A)  termination of the Grantee’s [employment/service as director] as a result of the Grantee’s death or disability, (B) a Sale Event (regardless of whether or not a termination of the Grantee’s [employment/service as director] has occurred) or (C) the Grantee’s Retirement (as defined below), during the Restriction Period, then the Restriction Period will immediately lapse on all Restricted Stock granted to the Grantee that have not previously been forfeited. “Retirement” means the occurrence of a voluntary employment termination date after (A) either one of the following conditions are met: (1) the Grantee has attained at least age 55 and has completed at least fifteen (15) years of service with the Company or (2) the Grantee has attained at least age 60 and the sum of his or her age and years of service with the Company equals or exceeds seventy-two (72) and (B) the Grantee has given six months’ notice of the Grantee’s intent to retire.

(v)Notwithstanding anything to the contrary in this Section 2, to the extent the Grantee is a party to another agreement or arrangement with the Company that provides accelerated vesting of the shares of Restricted Stock or all equity awards in general in the event of certain types of employment terminations, a Sale Event, or any other applicable vesting-related events or provides more favorable vesting provisions than provided for in this Agreement, the more favorable vesting terms of such other agreement or arrangement shall control.

3.    Incorporation of Plan; Interpretation by Administrator. This Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Administrator may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Administrator’s interpretation shall not be entitled to deference on and after a Sale Event except to the extent that such interpretations are made exclusively by members of the board of directors of the Company or relevant committee thereof, who are individuals who served as members of such board or committee, as applicable, before the Sale Event and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this

Agreement, the decision of the Administrator, except as provided above, shall be final and binding upon all persons.

4.    Legend. The records of the Company and any other documentation evidencing the shares of Restricted Stock shall bear an appropriate legend, as determined by the Company in its sole discretion, to the effect that such shares of Restricted Stock are subject to restrictions as set forth herein, in the Plan and in this Agreement.

5.    Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the shares of Restricted Stock granted hereunder, the Grantee will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Administrator regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Grantee hereby authorizes the Company to satisfy such withholding obligation by withholding from shares of Restricted Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

6.    Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Company, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

7.    Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

8.    No Obligation to Continue Employment or Other Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue to have the Grantee provide services to it or to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate its service relationship with the Grantee or the employment of the Grantee at any time.

9.    No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

10.    Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of shares of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

11.    Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

12.    Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
13.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
14.    Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.
15.    Successors and Assigns. The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Award to be executed on the [_____________] day of [___________________], 20__.

TIER REIT, INC.

By:
Name:
Title:

Grantee

Name:
Address:

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